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                                                                     EXHIBIT 2.2


LIST OF OMITTED SCHEDULES/EXHIBITS TO AGREEMENT

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
Schedule 2                 Accounts of Roger Gladstone, David Greenberg and Andrew Lockwood
Schedule 3                 Shochet Persons
Schedule 4                 Intangibles
Schedule 5(a)              Shochet Leases
Schedule 5(b)              Shochet Equipment Leases

Exhibit A                  Form of Assignment and Assumption of Lease
Exhibit B                  Form of Estoppel Certificate
Exhibit C                  Form of Proxy
Exhibit D                  Form of Graubard Miller Opinion
Exhibit E                  Form of Blank Rome Tenzer Greenblatt Opinion

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